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                                                                 EXHIBIT 11


          KAISER ALUMINUM CORPORATION AND SUBSIDIARY COMPANIES
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  COMPUTATION OF EARNINGS (LOSS) PER COMMON AND COMMON EQUIVALENT SHARE(1)
             (In millions of dollars, except per share amounts)

                                                                                Quarter Ended
                                                                                  March 31,
                                                                               ---------------
                                                                                1996      1995
                                                                              ----------------
  Earnings:

   Net income                                                                 $  9.9    $  3.5
   Dividends on preferred stock:
     Series A Mandatory Conversion Premium Dividend Preferred Stock                       (3.2)
     PRIDES                                                                     (2.1)     (2.1)
                                                                              ----------------
   Net income (loss) available to common shareholders                         $  7.8    $ (1.8)
                                                                              ================

  Shares (000):
   Weighted average common shares outstanding                                 71,641    58,205
   Assuming exercise of nonqualified stock options                               254
                                                                              ----------------
   Weighted average common and common equivalent shares                       71,895    58,205
                                                                              ================

  Earnings (loss) per common and common equivalent share                      $  .11    $ (.03)
                                                                              ================

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(1)  See Note 3 of Notes to Interim Consolidated Financial Statements.



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